Exhibit 5.3

November 24, 2014

Caesars Entertainment Resort Properties, LLC

Caesars Entertainment Resort Properties Finance, Inc.

Harrah’s Atlantic City Operating Company, LLC

c/o Caesars Entertainment Resort Properties, LLC

One Caesars Palace Drive

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special New Jersey counsel to Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company (the “New Jersey Company”), Harrah’s Las Vegas, LLC, Rio Properties, LLC, Harrah’s Laughlin, LLC, Flamingo Las Vegas Operating Company, LLC, and Paris Las Vegas Operating Company, LLC, each a Nevada limited liability company, Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company, and Caesars Entertainment Resort Properties Finance, Inc., a Delaware corporation (collectively, together with the New Jersey Company, the “Companies”), with the filing by the Companies of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to (i) $1,000,000,000 aggregate principal amount of 8% First-Priority Senior Secured Notes due 2020 (the “First-Priority Exchange Notes”) to be issued under the Indenture, dated as of October 11, 2013 (the “Original First-Priority Indenture”), by and among the Companies, U.S. Bank National Association, as trustee (in such capacity, the “First-Priority Trustee”), and the other parties thereto, as amended and supplemented by the Supplemental Indenture, dated as of August 7, 2014 (the “First-Priority First Supplemental Indenture”), as further amended and supplemented by the Second Supplemental Indenture, dated as of October 15, 2014 (the “First-Priority Second Supplemental Indenture”), by and among the Companies, the First-Priority Trustee and the other parties thereto, and as further amended and supplemented by the Third Supplemental Indenture, dated as of November 19, 2014 (together with the First-Priority First Supplemental Indenture and the First-Priority Second Supplemental Indenture, the “First-Priority Supplemental Indentures”), by and among the Companies, the First-Priority Trustee and the other parties thereto (the Original First-Priority Indenture, as so amended and supplemented by the First-Priority Supplemental Indentures, the “First-Priority Indenture”), and the Registration Rights Agreement, dated as of October 11, 2013, by and among the Companies, Citigroup Global Markets, Inc., as representative of the purchasers of the Original Notes (as defined below) and the other parties thereto (the “Registration Rights Agreement”), and the related guarantees of such First-Priority Exchange Notes (the “First-Priority Exchange Guarantees”) and (ii) $1,150,000,000 of 11% Second-Priority Senior Secured Notes due 2021 (the “Second-Priority Exchange Notes” and together with the First-Priority Exchange Notes, the “Exchange Notes”) to be issued under the Indenture, dated as of October 11, 2013 (the “Original Second-Priority Indenture” and together with the Original First-Priority Indenture, the “Original Indentures”), by and among the Companies, U.S. Bank National Association, as trustee (in such capacity, the “Second-Priority Trustee”), and the other parties thereto, as amended and supplemented by the Supplemental Indenture, dated as of August 7, 2014 (the “Second-Priority First Supplemental Indenture”), as further amended and supplemented by the Second Supplemental Indenture, dated as of October 15, 2014 (the “Second-Priority Second Supplemental Indenture”), by and among the

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Caesars Entertainment Resort Properties, LLC

Caesars Entertainment Resort Properties Finance, Inc.

Harrah’s Atlantic City Operating Company, LLC

November 24, 2014

Companies, the Second-Priority Trustee and the other parties thereto, and as further amended and supplemented by the Third Supplemental Indenture, dated as of November 19, 2014 (together with the Second-Priority First Supplemental Indenture and the Second-Priority Second Supplemental Indenture, the “Second-Priority Supplemental Indentures” and together with the First-Priority Supplemental Indentures, the “Supplemental Indentures”), by and among the Companies, the Second-Priority Trustee and the other parties thereto (the Original Second-Priority Indenture, as so amended and supplemented by the Second-Priority Supplemental Indentures, the “Second-Priority Indenture” and together with the First-Priority Indenture, the “Indentures”), and the Registration Rights Agreement, and the related guarantees of such Second-Priority Exchange Notes (together with the First-Priority Exchange Guarantees, the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”). The Exchange Notes will be issued in exchange for a corresponding like principal amount of outstanding 8% First-Priority Senior Secured Notes due 2020 issued pursuant to the Original First-Priority Indenture and 11% Second-Priority Senior Secured Notes due 2021 issued pursuant to the Original Second-Priority Indenture (collectively, the “Original Notes”), respectively, and the Exchange Guarantees will be issued respectively in exchange for the guarantees issued for the corresponding Original Notes.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the New Jersey Company in connection with the authorization and issuance of the Exchange Securities, all as referenced in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed all such proceedings have been or will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, the Indentures and the Registration Rights Agreement, (ii) the certificate of formation and limited liability company agreement of the New Jersey Company, each as amended to date (the “Governing Documents”), (iii) the resolutions of the sole member of the New Jersey Company with respect to the Indentures and the Exchange Securities, (iv) a New Jersey good standing certificate, dated as of a recent date, with respect to the New Jersey Company and (v) such other documents, agreements, instruments, certificates and records as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have obtained from officers and other representatives and agents of the New Jersey Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (ii) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct as to factual matters; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all limited liability company records made available to us by the New Jersey Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of New Jersey. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of New Jersey, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as

Caesars Entertainment Resort Properties, LLC

Caesars Entertainment Resort Properties Finance, Inc.

Harrah’s Atlantic City Operating Company, LLC

November 24, 2014

may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, we are of the opinion that:

1. The New Jersey Company is validly existing as a limited liability company and in good standing under the laws of the State of New Jersey.

2. The New Jersey Company has the limited liability company power and authority to execute and deliver the Original Indentures and the Supplemental Indentures and Exchange Securities to which it is a party and to perform its obligations thereunder and under the Indentures.

3. The execution and delivery by the New Jersey Company of the Original Indentures and the Supplemental Indentures and Exchange Securities to which it is a party and the performance by the New Jersey Company of its obligations thereunder and under the Indentures (a) have been duly authorized by the New Jersey Company and (b) do not violate the Governing Documents.

4. The New Jersey Company has duly executed and delivered the Original Indentures and the Supplemental Indentures to which it is a party.

The opinions contained herein are subject to, and we express no opinion as to, the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act (N.J.S.A. 25:2-20 et seq.), and any other laws, rules and regulations relating to fraudulent or unlawful conveyances, distributions and transfers.

The opinions expressed herein are based upon the applicable laws of the State of New Jersey and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the validity of the Exchange Securities, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP